Exhibit 99.1

Ryman Hospitality Properties, Inc. to Acquire JW Marriott San Antonio Hill Country Resort & Spa from Blackstone Real Estate Income Trust, Inc. for $800 Million

NASHVILLE, Tenn. & NEW YORK (June 5, 2023) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (“Ryman”) and Blackstone Real Estate Income Trust, Inc. (“BREIT”) today announced a definitive agreement under which Ryman will purchase the JW Marriott San Antonio Hill Country Resort & Spa (“JW Marriott Hill Country”) in San Antonio, Texas for $800 million from BREIT.

Mark Fioravanti, President and Chief Executive Officer of Ryman Hospitality Properties, said, “We identified the JW Marriott Hill Country as an ideal acquisition target quite some time ago.  Located in an attractive and growing market with no emerging competitive supply, this beautiful resort is a natural complement to our existing Gaylord Hotels portfolio and offers significant opportunities to serve the group and leisure sides of our business. The acquisition price represents a Trailing Twelve Months (through March 31, 2023) Adjusted EBITDAre multiple of approximately 12.6x.1”

Nadeem Meghji, Head of Blackstone Real Estate Americas, said, “Where you invest matters and Ryman’s unsolicited outreach demonstrates the strong investor demand for BREIT’s portfolio, which is concentrated in the highest growth sectors and geographies. This sale, which generates approximately $275 million in profit over a five-year hold period, through Covid, represents a terrific outcome for BREIT shareholders.”

Located amid approximately 640 acres in the Texas Hill Country, the JW Marriott Hill Country, which opened in 2010, is a premier group-oriented resort with 1,002 rooms and 268,000 total square feet of indoor and outdoor meeting and event space. The resort’s amenities include the 26,000-square-foot Lantana Spa; eight food and beverage outlets; the 9-acre River Bluff water experience; and TPC San Antonio featuring two 18-hole golf courses, the Greg Norman-designed Oaks Course and the Pete Dye-designed Canyons course.

San Antonio, Texas, the nation’s seventh most populous city and the second most populous city in Texas, is one of the top meeting and leisure markets in the United States. The addition of the JW Marriott Hill Country to Ryman’s portfolio of group-oriented hotels will provide Ryman with ownership of two of the top group-focused assets in Texas.

Ryman plans for the resort to continue to operate under the JW Marriott flag.

Fioravanti continued, “We are pleased with the opportunity to expand our relationship with Marriott as we continue to grow our network of one-of-a-kind group hotels. We are excited to add this high-quality asset to our portfolio and expect the acquisition to be accretive to our adjusted funds from operation per share in the first full year of ownership. We look forward to pursuing additional value creation opportunities at this property and synergies with our existing portfolio through our unique asset management approach.”

Ryman and BREIT expect to close the JW Marriott Hill Country acquisition during the second or third quarter of 2023, subject to customary closing conditions. BofA Securities acted as exclusive financial advisor to Ryman Hospitality Properties, Inc., and Bass, Berry & Sims PLC and Greenberg Traurig, LLP acted as legal advisors. Citigroup Global Markets Inc., Eastdil Secured, J.P. Morgan Securities LLC, Santander US Capital Markets LLC, Scotiabank, Sumitomo Mitsui Banking Corporation (SMBC) and Wells Fargo acted as financial advisors to BREIT, and Simpson Thacher & Bartlett LLP acted as legal advisor.

Note to Ryman Hospitality Properties Shareholders: Ryman has provided a presentation and supplemental information related to this transaction. The supplement is located on Ryman’s website under Investor Relations Home / News & Events / Presentations & Transcripts (http://ir.rymanhp.com/index.php/events-and-presentations/presentations).

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and leading entertainment experiences. RHP’s core holdings, Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, are five of the top ten largest non-gaming convention center hotels in the United States based on total indoor meeting space. Our Hospitality segment is comprised of these convention center resorts operating under the Gaylord Hotels brand, along with two adjacent ancillary hotels, which are managed by Marriott International and represent a combined total of 10,412 rooms and more than 2.8 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns a 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry, Ryman Auditorium, WSM 650 AM, Ole Red and Circle, a country lifestyle media network RHP owns in a joint venture with Gray Television, Nashville-area attractions, and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at Moody Theater, located in downtown Austin, Texas. RHP operates OEG as its Entertainment segment in a taxable real estate investment trust subsidiary, and its results are consolidated in Ryman’s financial results. Visit RymanHP.com for more information.

About Blackstone Real Estate Income Trust

Blackstone Real Estate Income Trust, Inc. (BREIT) is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors. BREIT invests primarily in stabilized, income-generating U.S. commercial real estate across asset classes in the United States and, to a lesser extent, real estate debt investments. BREIT is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $332 billion in investor capital under management. Further information is available at www.breit.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to Ryman’s and BREIT’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the pending JW Marriott Hill Country transaction and Ryman’s expectations for JW Marriott Hill Country upon the closing of the transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the pending JW Marriott Hill Country transaction, including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the JW Marriott Hill Country transaction, or result in the termination of the agreement for the JW Marriott Hill Country transaction; adverse effects on Ryman’s or BREIT’s common stock because of the failure to complete the JW Marriott Hill Country transaction; or Ryman’s ability to borrow funds pursuant to its credit agreement; and the availability of other financing opportunities to Ryman. Other factors that could cause results to differ materially are described in the filings made from time to time by Ryman and BREIT with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in Ryman’s and BREIT’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, Ryman and BREIT do not undertake any obligation to release publicly any revisions to forward-looking statements made by Ryman or BREIT to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1) JW Marriott Hill Country Adjusted EBITDAre

Adjusted EBITDAre is calculated and presented by Ryman based on unaudited information provided to Ryman from BREIT or an affiliate of BREIT. Adjusted EBITDAre, a non-GAAP financial measure, is calculated as Net Income in accordance with GAAP plus interest expense and depreciation and amortization. Below is a reconciliation of Adjusted EBITDAre to Net Income, the most directly comparable GAAP figure for Adjusted EBITDAre. Ryman used Adjusted EBITDAre to evaluate the operating performance of the property and to price the Hill Country acquisition.

 JW Marriott Hill Country
Adjusted EBITDAre Reconciliation

($ in thousands)	Trailing Twelve Months Ending March 31, 2023
Net Income	$21,240
Interest	$11,612
Depreciation and Amortization	$30,528
Adjusted EBITDAre	$63,380

Ryman Investor Relations Contacts:	Ryman Media Contacts:
Mark Fioravanti, President and Chief Executive Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com

Blackstone Media Contact:
Jeffrey Kauth
(212) 583-5395
Jeffrey.Kauth@Blackstone.com